Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of ImmunoCellular Therapeutics, Ltd. (the “Company”) hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2013 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2014	By:	/s/ David Fractor
		Name:	David Fractor
		Title:	Principal Financial and Accounting Officer